Exhibit 5.1

June 11, 2019

Gold Corporation

as Custodial Sponsor to Perth Mint Physical Gold ETF

310 Hay Street

East Perth

WA 6004, Australia

Exchange Traded Concepts, LLC

as Administrative Sponsor to Perth Mint Physical Gold ETF

10900 Hefner Point Drive, Suite 207

Oklahoma City, OK 73120

Re:	Perth Mint Physical Gold ETF
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Gold Corporation (the “Custodial Sponsor”) and Exchange Traded Concepts, LLC (the “Administrative Sponsor”), in their capacity as the sponsors of the Perth Mint Physical Gold ETF, an investment trust formed under the laws of the State of New York (the “Trust”), in connection with the Trust’s filing of its registration statement on Form S-1 (as amended, the “Registration Statement”), including the prospectus included in Part I of the Registration Statement (the “Prospectus”), under the Securities Act of 1933, as amended (the “1933 Act”), with the Securities and Exchange Commission on June 11, 2019. The Registration Statement relates to the proposed registration, issuance and sale by the Trust of 25,000,000 shares of fractional undivided beneficial interest in and ownership of the Trust (the “Shares”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Depository Trust Agreement among the Custodial Sponsor, the Administrative Sponsor and The Bank of New York Mellon, as trustee (the “Trustee”), dated as of July 26, 2018 (the “Trust Agreement”), (c) the Trust Allocated Metal Account Agreement between Custodial Sponsor and the Trustee, dated as of July 26, 2018, (d) the Trust Unallocated Metal Account Agreement between Custodial Sponsor and the Trustee, dated as of July 26, 2018, (e) the pertinent provisions of the constitution and laws of the State of New York, and (f) such other instruments, documents, statements and records of the Trust and others and other such statutes as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

Morgan, Lewis & Bockius llp

1111 Pennsylvania Avenue, NW
Washington, DC 20004	+1.202.739.3000
United States	+1.202.739.3001

June 11, 2019

We have, when relevant facts material to our opinion were not independently established by us, relied, to the extent we deemed such reliance proper, upon written or oral statements of officers or other representatives of the Custodial Sponsor and the Administrative Sponsor. We have not made or undertaken to make any independent investigation to establish or verify the accuracy or completeness of such factual representations, certifications and other information.

Based upon the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Shares, when issued in accordance with the Trust Agreement, including receipt by the Trust of the consideration required for the issuance of the Shares, will be duly and legally issued and will be fully paid and non-assessable.

This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is limited to the laws of the State of New York governing matters such as the authorization, issuance and non-assessability of the Shares and the applicable provisions of the New York constitution, and we do not express any opinion concerning any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name where it may appear in the Registration Statement and the Prospectus. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act and the rules and regulations thereunder.

Very truly yours,

Morgan, Lewis & Bockius LLP